UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 6, 2024

Calidi Biotherapeutics, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-40789	86-2967193
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

4475 Executive Dr., Suite 200, San Diego, CA	92121
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (858) 794-9600

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Title of each class	Trading Symbol	Name of each exchange on which registered

Common stock, par value $0.0001 per share	CLDI	NYSE American LLC

Redeemable warrants, each whole warrant exercisable for one share of common stock at an exercise price of $11.50 per share	CLDIWS	NYSE American LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07 Submission of Matters to a Vote of Security Holders.

On June 6, 2024, Calidi Biotherapeutics, Inc., (the “Company”) held a Special Meeting of Stockholders (the “Special Meeting”). As of the record date of April 26, 2024, there were 48,959,284 shares of Common Stock issued and outstanding and entitled to vote.

At the Special Meeting, 29,889,960 shares of Common Stock, representing approximately 61.05% of the total number of shares of Common Stock entitled to vote, were represented in person or by proxy, constituting a quorum. Set forth below are the voting results from the proposals presented for a stockholder vote at the Special Meeting, each of which received a sufficient number of votes to pass.

1.	To approve an amendment to our Second Amended and Restated Certificate of Incorporation, in substantially the form attached to the Proxy Statement as Appendix A, to, at the discretion of the Board of Directors of the Company (the “Board”), effect a reverse stock split with respect to the Company’s issued and outstanding Common Stock, par value $0.0001 per share, which consists of Voting Common Stock and Non-Voting Common Stock, at a ratio between 1-for-10 and 1-for-50 (the “Range”), with the ratio within such Range to be determined at the discretion of the Board (the “Reverse Stock Split Proposal”) and included in a public announcement.

FOR	AGAINST	ABSTAIN	BROKER NON-VOTE
29,538,106	167,622	184,232	-

2.	To approve for purposes of complying with NYSE American Rule 713(a), the issuance of Common Stock Units at $0.40 per Common Stock Unit with each Common Stock Unit consisting of: (i) one share of our voting common stock, (ii) a Series A Warrant to purchase one share of our common stock, (iii) a Series B warrant to purchase one Series B Unit with each Series B Unit consisting of (a) one share of our common stock and (b) a Series B-1 Warrant to purchase one share of our common stock, and (iv) a Series C warrant to purchase one Series C Unit with each Series C Unit consisting of (a) one share of our common stock and (b) a Series C-1 Warrant to purchase one share of our common stock in connection with the conversion of a $1.0 million Convertible Note dated January 26, 2024, which will result in potential issuances of securities of over 20% of the issued and outstanding shares of Common Stock (the “$1.0 million Convertible Note Proposal”).

FOR	AGAINST	ABSTAIN	BROKER NON-VOTE
20,883,650	167,818	23,567	8,814,925

3.	To approve for purposes of complying with NYSE American Rule 713(a), the issuance of Common Stock Units at $0.40 per Common Stock Unit with each Common Stock Unit consisting of: (i) one share of our voting common stock, (ii) a Series A warrant to purchase one share of our common stock, (iii) a Series B warrant to purchase one Series B Unit with each Series B Unit consisting of (a) one share of our common stock and (b) a Series B-1 Warrant to purchase one share of our common stock, and (iv) a Series C warrant to purchase one Series C Unit with each Series C Unit consisting of (a) one share of our common stock and (b) a Series C-1 Warrant to purchase one share of our common stock in connection with the conversion of a $2.0 million convertible note, as amended, issued pursuant to the Settlement Agreement dated March 9, 2024, which will result in potential issuances of securities of over 20% of the issued and outstanding shares of Common Stock (the “$2.0 million Convertible Note Proposal”).

FOR	AGAINST	ABSTAIN	BROKER NON-VOTE
20,879,361	172,466	23,208	8,814,925

4.	To approve for purposes of complying with NYSE American Rule 713(a), the issuance of shares of voting Common Stock in connection with a $25.0 million, with the right to increase to $50.0 million, Standby Equity Purchase Agreement dated December 10, 2024, as may be amended (the “SEPA”), which may result in potential issuances of securities of over 20% of the issued and outstanding shares of Common Stock (the “SEPA Proposal”).

FOR	AGAINST	ABSTAIN	BROKER NON-VOTE
19,916,683	1,134,795	23,557	8,814,925

5.	To approve the adjournment of the meeting, if necessary or advisable, to solicit additional proxies in favor of the Reverse Stock Split Proposal (“Adjournment Proposal”).

FOR	AGAINST	ABSTAIN	BROKER NON-VOTE
28,954,184	188,176	193,782	553,818

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Calidi Biotherapeutics, Inc.
Dated: June 11, 2024
	By:	/s/ Andrew Jackson
	Name:	Andrew Jackson
	Title:	Chief Financial Officer

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